UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 22, 2009


                            First Liberty Power Corp.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-147323                  45-0560329
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

114 West Magnolia St., #400 - 136, Bellingham, WA                   98225
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code (702) 990-8402

                            Quuibus Technology, Inc.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

In accordance with board approval, effective December 22, 2009, the Nevada Secretary of State effected a forward stock split of our authorized and issued and outstanding shares of common stock on a one (1) old for 27 new basis, such that our authorized capital increased from 20,000,000 shares of common stock with a par value of $0.001 to 540,000,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock increased from 2,525,000 shares of common stock to 68,175,000 shares of common stock.

Also effective, December 22, 2009, we have changed our name from "Quuibus Technology, Inc." to "First Liberty Power Corp.", by way of a merger with our wholly owned subsidiary First Liberty Power Corp., which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The change of name and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on February 4, 2010 under the new stock symbol "FLPC". Our new CUSIP number is 320697 105.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01   Articles of Merger

3.02   Certificate of Change

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST LIBERTY POWER CORP.


/s/ Glyn R. Garner
----------------------------
Glyn R. Garner
President and Director

Date: February 22, 2010

                                       2